Exhibit 99.1

MarineMax Further Expands Worldwide Yacht Services with Acquisition of Northrop & Johnson

~Creates World’s Largest Superyacht Services Organization~

~Committed to Growing Higher Margin Businesses~

~Enhances Industry Leading Digital Marketing Capabilities~

~Provides June 2020 Quarter Update~

CLEARWATER, FL, July 1, 2020 – MarineMax, Inc. (NYSE: HZO), the nation's largest recreational boat and yacht retailer, today announced that it has acquired Northrop & Johnson, one of the largest superyacht brokerage and services companies with offices across the globe.  The acquisition is expected to be accretive in its first full year.

This transaction will be highly complementary to MarineMax’s 2019 acquisition of Fraser Yachts, the largest global superyacht brokerage and luxury yacht services company. With the acquisition of Northrop & Johnson, MarineMax becomes the dominant leader in the superyacht services business. Its team is now comprised of a global staff that includes the industry’s top yacht and charter brokers, as well as leading yacht and crew management professionals who are extremely knowledgeable and deeply committed to serving their clients. The entire MarineMax organization now has access to an even greater network of resources to support the potential for additional growth of its client base.

Northrop & Johnson is strategically located in the most prominent yachting markets of the Americas, Europe, Asia and Australia. Northrop & Johnson excels in yacht brokerage, yacht chartering, charter management, crew placement, new build consultation and yacht insurance.  Northrop & Johnson, with its leading digital marketing tools, is one of the most technologically advanced companies in the industry due to its content and state-of-the-art interface for users.

With the acquisition, the overall customer experience will be enhanced through the ongoing development of the marketing capabilities which leverage the latest technology. This should further enhance client retention and further stimulate lead generation and client referrals. Both Northrop & Johnson’s and Fraser Yachts’ insight and relationships with buyers, sellers and charterers are underlined by the world’s most comprehensive network of highly qualified individuals. Kevin Merrigan, Chief Executive Officer and Chairman, and the entire Northrop & Johnson team will continue to operate and manage its activities.

W. Brett McGill, Chief Executive Officer and President of MarineMax, stated, "The merger with Northrop & Johnson marks another significant step in the diversification of MarineMax into a higher margin and digitally enhanced business.  On a global scale, the unified team of Fraser

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Yachts and Northrop & Johnson creates an unprecedented superyacht powerhouse. From entry level boaters to the largest luxury yacht, we want our clients’ experiences to be the best in the world. The acquisition of Northrop & Johnson furthers the MarineMax commitment to fulfilling our mission of exceptional customer service, regardless of whether a client is buying, selling, insuring, building, crewing or chartering.  The combination allows us to provide an even greater network to serve our customers’ shared passion for yachting. We are very excited that Kevin Merrigan has joined our team. Kevin has many years of invaluable experience and has built a team that is passionate about the industry.”

Kevin Merrigan stated, “MarineMax stands out as best in class for boats and yachts under 120 feet. With the combination of the teams and resources of both Fraser Yachts and Northrop & Johnson, MarineMax can provide end-to-end global boating solutions as we grow the superyacht services business.  We are delighted to join MarineMax given that we both have always maintained a family-like culture and share similar ideals and values.  MarineMax is the best partner to support the continued success of Northrop & Johnson and our very strong and tenured team.”

The Company provided an update for its June quarter ended June 30, 2020, that revenue will exceed the same quarter in the prior year, as retail trends continue to be driven by very strong demand for the boating lifestyle.  The Company’s liquidity, consisting of cash on hand and availability under its credit facility, now exceeds $180 million before considering its sizable unleveraged real estate portfolio.

About Northrop & Johnson

 Since 1949, Northrop & Johnson has offered a new dimension of sophistication and service to the yachting lifestyle. Northrop & Johnson’s reputation of success is built on decades of commitment to clients and commerce within the industry. From yacht sales and purchase, to charter, to management and marketing of the world’s most discerning luxury vessels, Northrop & Johnson offers a total-service approach. The impressive record of yacht sales, growing charter fleet and global expansion are a testament to the honesty, integrity and steadfast promise to deliver the best to Northrop & Johnson's clientele. For more information, please visit www.northropandjohnson.com.

About MarineMax

Headquartered in Clearwater, Florida, MarineMax is the nation’s largest recreational boat and yacht retailer. Focused on premium brands, such as Sea Ray, Boston Whaler, Hatteras, Azimut Yachts, Benetti, Ocean Alexander, Galeon, Grady-White, Harris, Bennington, Crest, MasterCraft, MJM Yachts, NauticStar, Scout, Sailfish, Scarab Jet Boats, Tige, Yamaha Jet Boats, Aquila, Aviara, and Nautique. MarineMax sells new and used recreational boats and related marine products and services, as well as provides yacht brokerage and charter services.

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MarineMax also owns Fraser Yachts Group, a leading superyacht brokerage and luxury yacht services company with operations in multiple countries. MarineMax currently has 59 retail locations in Alabama, Connecticut, Florida, Georgia, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Rhode Island, South Carolina and Texas, and operates MarineMax Vacations in Tortola, British Virgin Islands. MarineMax is a New York Stock Exchange-listed company. For more information, please visit www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the acquisition being accretive and the related timing, the expectation that the Northrop & Johnson transaction will be highly complementary to the 2019 acquisition of the Fraser Yachts Group, MarineMax's position in the superyacht services business with the closing of the acquisition of Northrop & Johnson, the post-closing leadership, management, and operations of Northrop & Johnson, the access to resources to support the potential for additional growth, the diversification of MarineMax into a higher margin and digitally enhanced business, the post-closing results of the combination of Fraser Yachts and Northrop & Johnson, the post-closing enhancement of the overall customer experience, the further enhancement of client retention and further stimulation of lead generation and client referrals, that revenue for its June 2020 quarter will exceed the same period in the prior year, and strong demand for the boating lifestyle.  These statements are based on current expectations, forecasts, risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, the continued recovery of the industry, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2019 and other filings with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	Media:	ICR, LLC
	Abbey Heimensen	investorrelations@marinemax.com
MarineMax, Inc.

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